Exhibit 99.1

AEHI Board Approves Dr. Glenda Baskin Glover as Director
Highly Respected and Distinguished African American Woman Joins Board

BOISE, IDAHO – May 31, 2011: Alternate Energy Holdings, Inc. (OTCQB:AEHI; www.aehipower.com) announced today that Dr. Glenda Baskin Glover was approved as AEHI’s newest Director by the company's Board of Directors including Chairman and CEO Don Gillispie.

Dr. Glover was carefully considered and approved based on her exceptional background and reputation. She serves as the Dean of the College of Business at Jackson State University in Jackson. Mississippi. She holds a Ph.D. in business and economics and is one of few African American women to hold the economics Ph.D. - CPA - JD combination in the nation.

“I have been following AEHI for quite a while. The company has an exciting business model and an extremely qualified CEO and Board that I believe is on the verge of accomplishing groundbreaking goals in the nuclear industry. Some of those include plans to approve and build a new nuclear power plant in the United States and the company’s push to implement nuclear desalination plants around the globe. I want to be a part of it and I believe I have the necessary tools to help further those goals,” said Dr. Glover.

“Dr. Glover is a perfect fit for AEHI. She has extensive qualifications as a CPA, an economist, and an attorney. She also has a notable background in energy having worked with Potomac Electric Power Company. I believe she will be an exceptional addition to our Board,” said Don Gillispie, AEHI CEO.

Dr. Glover’s notable employment history includes the Chair of the Department of Accounting at Howard University, Senior Vice President and Chief Financial Officer of an engineering firm, Tax Manager at Potomac Electric Power Company, and accountant with Arthur Andersen & Company. Glover is licensed to practice law, known as an economic development specialist, regarded as one of the nation's experts on corporate governance, empowerment zones, and is highly sought political strategist. She has provided economic insight to key educational, political, and community issues for major national organizations.

Dr. Glover has served on numerous corporate and national boards such as The Student Loan Corporation - a subsidiary of Citigroup, The Lenox Group, Regions Bank of Mississippi, the Harvard Business School Management Alliance, Board of Examiners for the American Institute of Certified Public Accountants, the MetroJackson Chamber of Commerce, and Chairperson of the Jackson Municipal Airport Authority Board of Commissioners. Other affiliations include the National Bar Association, NAACP, The Links, Inc., and Alpha Kappa Alpha Sorority.

About Alternate Energy Holdings, Inc. (http://www.aehipower.com) -- Alternate Energy Holdings develops and markets innovative carbon-free energy sources. The company is the nation's only independent nuclear power plant developer seeking to build new power plants in multiple non-nuclear states; Idaho Energy Complex is the lead project. Other business units include Energy Neutral(R), which reduces energy demands for homes and businesses (http://www.energyneutralinc.com) and Green World Water(TM), which assists developing countries with nuclear reactors for production of potable water, power generation and other suitable applications (http://www.greenworld-h2o.com).

The Alternate Energy Holdings, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8058

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Alternative Energy Holdings’, intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. These statements are based on the beliefs of our management as well as assumptions made by and information currently available to us and reflect our current view concerning future events. As such, they are subject to risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: our significant operating losses; our limited operating history; uncertainty of capital resources; the speculative nature of our business; our ability to successfully implement new strategies; present and possible future governmental regulations; operating hazards; competition; the loss of key personnel; any of the factors in the "Risk Factors" section of our Annual Report on Form 10-K for the most recently completed fiscal year; and any statements of assumptions underlying any of the foregoing. You should also carefully review the reports that we file with the SEC. We assume no obligation, and do not intend, to update these forward-looking statements, except as required by law.

Contact:
Dan Hamilton
Director of Corporate Communications
Alternate Energy Holdings, Inc.
Tel: (208) 939-9311
Email: dan@aehipower.com